Exhibit 31.3

Certification

I, James L. Hambrick, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of The Lubrizol Corporation; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ James L. Hambrick
James L. Hambrick
Chief Executive Officer and President
April 28, 2011